Report of Independent Accountants

To the Shareholders and Board
of Directors of
The Salomon Brothers Worldwide
Income Fund Inc


In planning and performing our
audit of the financial statements of
The Salomon Brothers Worldwide Income
Fund Inc (hereafter referred to as
the "Fund") for the year ended
October 31, 2001, we considered
its internal control, including control
activities for safeguarding securities,
in order to determine our
auditing procedures for the
purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide assurance
on internal control.

The management of the Fund
is responsible for establishing
and maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
Generally, controls that are relevant
to an audit pertain to the entity's
objective of preparing financial
statements for external purposes that
are fairly presented in conformity
with generally accepted accounting
principles.  Those controls include
the safeguarding of assets against
unauthorized acquisition, use or
disposition.
Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of
internal control to future periods
is subject to the risk that controls
may become inadequate because of
changes in conditions or that the
effectiveness of the design and
operation may deteriorate.
Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute
of Certified Public Accountants.
A material weakness is a condition in
which the design or operation of one or
more of the internal control components
does not reduce to a relatively low
level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined above as
of October 31, 2001.
This report is intended solely for the
information and use of management and
the Board of Directors of the Fund and
the Securities and Exchange Commission
and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

December 21, 2001

To the Shareholders and Board of Directors of The Salomon Brothers Worldwide Income Fund Inc


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